As filed with the Securities and Exchange Commission on March 1, 2017

Registration No. 333‑_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WINDSTREAM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-2847717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of Principal Executive Offices)	(Zip Code)
WINDSTREAM 401(K) PLAN
(Full title of the plan)

Kristi Moody, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Windstream Holdings, Inc.
4001 Rodney Parham Road
Little Rock, Arkansas 72212
(Name and address of agent for service)

(501) 748-7000
(Telephone number, including area code, of agent for service)

Copies to:
Geoffrey D. Neal
Kutak Rock LLP
124 West Capitol Ave. Suite 2000
Little Rock, Arkansas 72201
(501) 975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.0001 Par Value	20,000,000	$7.20	$144,000,000	$16,689.60(4)

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above.

(2)
Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate amount of shares of the Registrant’s Common Stock that may be offered or sold as a result of any adjustments based on stock splits, stock dividends or similar events provided under the employee benefit plan described above.

(3)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low sales prices of the shares of the registrant’s Common Stock as reported on the NASDAQ Global Select Market on February 24, 2017.

(4)	Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0001159 by the proposed maximum aggregate offering price.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 20,000,000 shares of Common Stock, $.0001 par value per share (“Common Stock”), of Windstream Holdings, Inc. (the “Registrant”) available for issuance under the Windstream 401(k) Plan (the “Plan”). The Registrant initially registered 15,000,000 shares of Common Stock on a Registration Statement on Form S-8 (File No. 333-194378) (the “Original Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2014.

Pursuant to General Instruction E of Form S-8, the contents of the Original Registration Statement are incorporated herein by reference, except that the provisions contained in Part II of the Original Registration Statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents filed by the Registrant, are incorporated herein by reference as of their respective dates of filing with the Commission:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 1, 2017;

(b)	The Plan’s annual report on Form 11-K for the fiscal year ended December 31, 2015, filed with the Commission on June 22, 2016;

(c)	The Registrant’s current reports on Form 8-K or Form 8-K/A, as applicable, filed with the Commission on February 17, 2017, February 24, 2017, February 27, 2017, and March 1, 2017; and

(d)
The description of the Registrant’s Common Stock contained in the Form 8-A, filed with the Commission on December 8, 2009, pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), as modified by the Registrant's Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the Commission on February 19, 2010, February 14, 2014, April 27, 2015, September 18, 2015, November 19, 2015, November 10, 2016, February 27, 2017, and March 1,

2017 and including any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 8. Exhibits.

See attached Exhibit Index following the signature page, which is incorporated herein by reference. The Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on March 1, 2017.

WINDSTREAM HOLDINGS, INC.

By:     /s/ Tony Thomas
Name:     Tony Thomas
Title:     President and Chief Executive Officer

Each of the undersigned officers and directors of Windstream Holdings, Inc., a Delaware corporation, hereby constitutes and appoints Tony Thomas, Robert E. Gunderman, and Kristi Moody and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tony Thomas	President, Chief Executive Officer and	March 1, 2017
Tony Thomas	Director (Principal Executive Officer)

/s/ Robert E. Gunderman	Chief Financial Officer	March 1, 2017
Robert E. Gunderman	(Principal Financial Officer)

/s/ John Eichler	Vice President and Controller	March 1, 2017
John Eichler	(Principal Accounting Officer)

/s/ Jeffery T. Hinson	Chair, Director	March 1, 2017
Jeffrey T. Hinson

/s/ Carol B. Armitage	Director	March 1, 2017
Carol B. Armitage

/s/ Samuel E. Beall III	Director	March 1, 2017
Samuel E. Beall III

/s/ Jeannie Diefenderfer	Director	March 1, 2017
Jeannie H. Diefenderfer

/s/ William G. LaPerch	Director	March 1, 2017
William G. LaPerch

/s/ Larry Laque	Director	March 1, 2017
Larry Laque

/s/ Michael G. Stoltz	Director	March 1, 2017
Michael G. Stoltz

/s/ Alan L. Wells	Director	March 1, 2017
Alan L. Wells

The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on March 1, 2017.

BENENFITS COMMITTEE

/s/ Tony Thomas
Tony Thomas, Member

/s/ Robert E. Gunderman
Robert E. Gunderman, Member

/s/ John P. Fletcher
John P. Fletcher, Member

/s/ Mary Michaels
Mary Michaels, Member

EXHIBIT INDEX
The exhibits filed as a part of this registration statement are listed below:

Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of Windstream Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 30, 2013)

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Windstream Holdings Inc., effective as of April 26, 2015 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 27, 2015)

4.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Windstream Holdings Inc., effective as of February 24, 2017 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 27, 2017, as amended)

4.4
Certificate of Designations of Series A Participating Preferred Stock of Windstream Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 18, 2015)

4.5	Third Amended and Restated Bylaws of Windstream Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 19, 2015)

4.6*	Windstream 401(k) Plan (January 1, 2015 Restatement).

4.7*	Amendment No. 1 to the Windstream 401(k) Plan

4.8*	Amendment No. 2 to the Windstream 401(k) Plan

5.1*	Opinion of Kutak Rock LLP

23.1*	Consent of Kutak Rock LLP (contained in its opinion filed as Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP

24.1*	Powers of Attorney (included on signature pages)
__________________
* Filed herewith